                               Exhibit No. 23(a)


                         Consent of Ernst & Young LLP

                        Consent of Independent Auditors
                        -------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Medarex, Inc 1999 Stock Option Plan of our report dated February 10, 1999, except for Note 14 as to which the date is February 25, 1999, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP


Princeton, New Jersey
August 24, 1999